Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Control4 Corporation 401(k) Profit Sharing Plan

Draper, Utah

We hereby consent to the incorporation by reference in the Registration Statement on Form
S-8 (333-215987) of Control4 Corporation of our report dated June 28, 2019, relating to the financial statements and supplemental schedules of the Control4 Corporation 401(k) Profit Sharing Plan which appear in this Form 11-K for the year ended December 31, 2018.

/s/ WSRP, LLC
Salt Lake City, Utah
June 28, 2019